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                                                                  Exhibit 4.5(k)

                                                                       EXECUTION

                                 LIMITED WAIVER

                            Dated as of March 6, 2003

PlanVista Corporation
PlanVista Solutions, Inc.
4010 Boy Scout Boulevard
Tampa, Florida 33607
Attention:  Philip S. Dingle, Chairman and Chief Executive Officer

Ladies and Gentlemen:

         Reference is made to that certain Third Amended and Restated Credit Agreement dated as of April 12, 2002 by and among PlanVista Corporation (f/k/a HealthPlan Services Corporation) ("PVC"), a Delaware corporation, PlanVista Solutions, Inc. (f/k/a National Preferred Provider Network, Inc.) ("PVSI") (PVC and PVSI being collectively referred to herein as the "Borrowers" and sometimes individually as a "Borrower"), the lenders referred to therein (the "Lenders") and Wachovia Bank, National Association (f/k/a First Union National Bank), as administrative agent (the "Administrative Agent") (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the "Credit Agreement"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The Borrower has requested that Required Lenders waive any Default or Event of Default which may have occurred, or may hereafter occur, under Section 11.1(d) of the Credit Agreement solely as a result of the Borrowers' failure to comply with the covenant contained in Section 9.2 (Minimum EBITDA) of the Credit Agreement for the calendar month ending December 31, 2002.

         Subject to the representations and warranties contained herein, the undersigned Required Lenders hereby agree to waive any Default or Event of Default which may have occurred, or may hereafter occur, under Section 11.1(d) of the Credit Agreement solely as a result of the Borrowers' failure to comply with the covenant contained in Section 9.2 (Minimum EBITDA) of the Credit Agreement for the calendar month ending December 31, 2002 strictly due to noncash adjustments to the financials for such calendar month as a result of the completion of PricewaterhouseCoopers, LLC's audit of the Consolidated financial statements of PVC and its Subsidiaries for Fiscal Year ending December 31, 2002.

         Except as expressly provided in this Limited Waiver, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. The waiver set forth above shall be limited precisely as written and relates solely to noncompliance by the Borrowers with the provisions of Sections 9.2 and 11.1(d) of the Credit Agreement in

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manner and to the extent described above and nothing in this Limited Waiver shall be deemed or otherwise construed: (a) to be a waiver of, or consent to or a modification or amendment of (i) Sections 9.2 and 11.1(d) of the Credit Agreement in any other instance or (ii) any other term or condition of the Credit Agreement or any other Loan Document; (b) to prejudice any other right or rights that the Administrative Agent or the Lenders, or any of them, may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents; (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrowers or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the other Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents; or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrowers, on the one hand, and the Administrative Agent or any other Lender, on the other hand.

         Each Subsidiary Guarantor hereby acknowledges that it has read this Limited Waiver and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Limited Waiver, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement shall not be impaired or affected and the Subsidiary Guaranty Agreement is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.

         By its execution hereof, each Borrower hereby certifies on behalf of itself and the other Credit Parties that (i) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that, as of the date hereof, no Default or Event of Default has occurred and is continuing, (ii) no Default or Event of Default exists under the Credit Agreement or the other Loan Documents after giving effect to the waiver contemplated in this Limited Waiver and (iii) all financial projections concerning PVC and its Subsidiaries that have been or are hereafter made available to the Administrative Agent or the other Lenders by the Borrowers or any of their representatives in connection with the transactions contemplated hereby (the "Projections") have been (or will be, in the case of Projections made available after the date hereof) prepared in good faith based upon reasonable assumptions.

         The Borrowers shall pay all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Limited Waiver, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

         This Limited Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Limited Waiver shall become effective as of the date hereof upon: (i) the execution of counterparts hereof by the Borrowers, the Subsidiary Guarantors and the Required Lenders and receipt by the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; and (ii) receipt by the Administrative Agent of

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all fees and expenses of counsel and advisors to the Administrative Agent invoiced on or prior to the date hereof.

         THIS LIMITED WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                        WACHOVIA BANK, NATIONAL
                                        ASSOCIATION,
                                        individually and as Administrative Agent


                                        By: /s/ Matthew Berk
                                            -----------------------------------
                                            Name:  Matthew Berk
                                            Title: Managing Director

                                        CREDIT LYONNAIS, NEW YORK BRANCH,
                                        as a Lender


                                        By: /s/ John-Charles Van Essche
                                            -----------------------------------
                                            Name:  John-Charles Van Essche
                                            Title: Vice President

                                        SUNTRUST BANK, as a Lender


                                        By: /s/ Byron P. Kurtgis
                                            -----------------------------------
                                            Name:  Byron P. Kurtgis
                                            Title: Director

                                        SPRING STREET PARTNERS - I, L.P., as
                                        a Lender


                                        By: /s/ Gary P. Thonason
                                            -----------------------------------
                                            Name:  Gary P. Thonason
                                            Title: Authorized Signatory

                                        SOUTHTRUST BANK, as a Lender


                                        By: /s/ B.E. Dishman
                                            -----------------------------------
                                            Name:  B.E. Dishman
                                            Title: Vice President

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                                  COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEEBANK
                                  BA "RABOBANK NEDERLAND", NEW YORK BRANCH, as a Lender

                                  By: ________________________________________
                                      Name:
                                      Title:

                                  By: /s/ Joseph M. Martens
                                      ----------------------------------------
                                      Name:  Joseph M. Martens
                                      Title: Senior Vice President


                                  BANK OF AMERICA, N.A., as a Lender


                                  By: /s/ William R. Hoog
                                      ----------------------------------------
                                      Name:  William R. Hoog
                                      Title: Vice President

                                  AMSOUTH BANK, as a Lender

                                  By: /s/ Tammy Angelety
                                     -----------------------------------------
                                      Name:  Tammy Angelety
                                      Title: Vice President

                                  HIBERNIA NATIONAL BANK, as a Lender


                                  By: /s/ David Peura
                                      ----------------------------------------
                                      Name: David Peura
                                      Title: Asst. Vice President

                                  FIFTH THIRD BANK, CENTRAL OHIO, as a Lender





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                                       ACKNOWLEDGED AND AGREED BY:

                                       BORROWERS:

                                       PLANVISTA CORPORATION (f/k/a
                                       HEALTHPLAN SERVICES CORPORATION)

                                       By: /s/ Donald W. Schmeling
                                           ----------------------------------
                                           Name:   Donald W. Schmeling
                                           Title:  Chief Financial Officer

                                       PLANVISTA SOLUTIONS, INC. (f/k/a
                                       NATIONAL PREFERRED PROVIDER
                                       NETWORK, INC.)


                                       By: /s/ Donald W. Schmeling
                                           ----------------------------------
                                           Name:   Donald W. Schmeling
                                           Title:  Chief Financial Officer

                                       SUBSIDIARY GUARANTORS:

                                       NATIONAL NETWORK SERVICES, INC.


                                       By: /s/ Donald W. Schmeling
                                           ----------------------------------
                                           Name:   Donald W. Schmeling
                                           Title:  Chief Financial Officer

                                       QUALITY MEDICAL ADMINISTRATORS, INC.


                                       By: /s/ Donald W. Schmeling
                                           ----------------------------------
                                           Name:   Donald W. Schmeling
                                           Title:  Chief Financial Officer

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